Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Capital Bank Financial Corp. of our report dated March 25, 2013, except for the effect of the measurement period adjustment discussed in Note 2, as to which the date is November 8, 2013, relating to the consolidated financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Miami, FL

November 8, 2013